UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) We plan to file restatements on Apri1 17, 2007 for our March, June, and September 2006 Form 10-QSB filings which will include changes to the affected 2005 periods discussed below. Our 2006 Form 10-KSB, when filed, will include the changes necessary for December 31, 2005. We believe we have fully addressed all the questions from a comment letter from the SEC’s Division of Corporation Finance (“Staff”) discussed below. However, the Staff will review the restatements prior to finalizing the comment letter process. In addition, all of our current and future filings remain subject to scrutiny by the Staff until the comment letter process is complete.

During the first quarter of 2007, during our preparation for our annual audit, we discovered that although we disclosed in our second quarter 2006 Form 10-QSB filing the issuance of a warrant to our investment bankers in connection with our acquisition of Hapto, we inadvertently failed to record a $717,000 non-cash charge for the value of the warrant we issued to this investment banking firm. The warrant has been recorded as an increase, or charge, to purchased in-process research and development costs with a corresponding credit, or increase, to additional paid-in capital. As a result of this determination, on April 17, 2007, after discussion with our independent registered accounting firm, BDO Seidman, LLP (“BDO”), and consultation with our Audit Committee, we concluded that we should restate our previously restated June 30, 2006 financial statements to reflect this change.

Additionally, on September 26, 2006, we discovered a clerical error that was made when transferring the computed fair value of all of our warrants within a computerized spreadsheet. This error caused the warrant liability at June 30, 2006 to be overstated, and the change in value of warrants account in the consolidated statement of operations, to be understated, by $2,598,000. We determined that our warrant liability reported on the balance sheet at June 30, 2006 as $15,294,187 should have been reported as $12,696,187 and the change in fair value of warrants reported as of June 30, 2006 as ($2,484,969) should have been ($5,082,969). As a result of this error, on September 29, 2006, after discussion with BDO, and consultation with our Audit Committee, we concluded that we should restate our financial statements for the quarterly period ended June 30, 2006. On September 29, 2006, we amended and filed our June 30, 2006 financial statements on Form 10-QSB/A.

As previously reported in our report on Form 8-K dated December 26, 2006, during the fourth quarter of 2006, we received a comment letter from the Staff relating to a routine review of our Form 10-KSB for the year ended December 31, 2005 and Form 10-QSB/A for the quarter ended June 30, 2006. In the course of responding to the Staff’s comments, we reviewed the accounting treatment for various transactions. We determined that certain transactions, specifically our accounting for the Series C preferred stock exchange in the first quarter of 2005 and our accounting for the reduction in Series E warrant prices to $0.001 in relation to the issuance of promissory notes in the second quarter of 2005 were recorded incorrectly. As a result of this review, on December 26, 2006, after discussion with BDO, and consultation with our Audit Committee, we concluded that we should restate our financial statements for the quarterly periods ended March, June, and September, 2005, and the fiscal year ended December 31, 2005 to reflect these changes. The effects of the restatements are as follows:

•

An additional $4,227,474 deemed dividend in the first quarter of 2005 to reflect the excess of the fair value of the common stock over the fair value of the Series C preferred stock exchanged as part of our January 5, 2005 private placement;

•

Reclassification in the amount of $2,212,436 in the second quarter of 2005, from deemed dividend to discount on debt. We originally recorded this amount, representing the increase in fair value of repriced warrants issued to debtholders, in our Consolidated Statements of Operations as Preferred stock and warrants deemed dividends and discounts but determined that we should have recorded this amount on our balance sheet as a discount to the promissory notes issued for loans in consideration for which the warrants were repriced, and accordingly amortized this amount to interest expense through the October 2005 conversion date. For the year ended December 31, 2005 this amount has been reclassified to interest expense and had no net effect on net loss per share. The second and third quarter 2005 financial statements have also been restated to reflect the correct accounting treatment. This debt discount has been amortized to interest expense as follows: $154,698 in the second quarter of 2005, $1,315,671 in the third quarter of 2005, and the balance of $742,067 in the fourth quarter of 2005. As a result, net loss per share decreased in the second quarter and increased in the third quarter 2005.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

Certain statements included in Item 4.02 of this Current Report on Form 8-K, which are not historical facts, are forward-looking statements such as statements about the resolution of SEC comments and the filing of amended periodic reports to reflect the restatement. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Current Report. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the SEC; also including, but not limited to, the outcome of the SEC’s review process, higher than expected charges after completing the restatement process, and delays in filing amended periodic reports for the affected periods due to our efforts to complete the restatement and respond to SEC comments, any or all of which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

Item 8.01 Other Events

We will not be filing our annual report on Form 10-KSB for the year ended December 31, 2006 by the extended filing date of April 17, 2007. We anticipate filing such annual report as soon as we complete a private placement of our equity securities. We are currently working on completing such private placement although we can give no assurance that it will be completed. This does not constitute an offer to sell, nor the solicitation of an offer to buy, any of our equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: April 17, 2007	By:	/s/ Alan W. Schoenbart
Chief Financial Officer